AGREEMENT AND PLAN OF REORGANIZATION

      This Agreement and Plan of Reorganization (the "Agreement") is made as of January 20, 2010 by and between (i) each of the Van Kampen open-end registered investment companies identified on Exhibit A hereto (each a "Target Entity") separately, on behalf of its respective series identified on Exhibit A hereto (each a "Target Fund"); and (ii) Morgan Stanley Institutional Fund, Inc., SEC File No. 033-23166 (the "Acquiring Entity"), on behalf of its respective series identified on Exhibit A hereto (each an "Acquiring Fund").

                              W I T N E S S E T H:

      WHEREAS, the Board of Directors of the Acquiring Entity, on behalf of each Acquiring Fund (the "Acquiring Entity Board"), and the Board of Directors/Trustees of each Target Entity, on behalf of its respective Target Fund (collectively, the "Target Entity Board" and, together with the Acquiring Entity Board, the "Boards"), have determined that entering into this Agreement whereby each Target Fund would transfer all of its assets and liabilities to the corresponding Acquiring Fund in exchange for shares of such Acquiring Fund, is in the best interests of the shareholders of their respective Fund; and

      WHEREAS, the parties hereto intend for each Acquiring Fund and its corresponding Target Fund (as set forth in Exhibit A hereto) to enter into a transaction pursuant to which: (i) the Acquiring Fund will acquire the assets and liabilities of the Target Fund in exchange for the corresponding class or classes of shares (as applicable) of the Acquiring Fund identified on Exhibit A of equal value to the net assets of the Target Fund being acquired, (ii) the Target Fund will distribute such shares of the Acquiring Fund to shareholders of the corresponding class of the Target Fund, in connection with the liquidation of the Target Fund, all upon the terms and conditions hereinafter set forth in this Agreement, and (iii) the outstanding shares of the Acquired Fund held by such shareholders will then be redeemed and cancelled as permitted by the organizational documents of the Acquired Fund and applicable law (each such transaction, a "Reorganization" and collectively, the "Reorganizations"). Each Acquiring Fund is, and will be immediately prior to the Closing Date (defined in Section II), a shell series, without assets (other than seed capital) or liabilities, created for the purpose of acquiring the assets and liabilities of the Target Fund;

      WHEREAS, each Target Entity and the Acquiring Entity is a registered open-end, investment company; and

      WHEREAS, the parties intend that this transaction qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code");

      NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

I.    PLAN OF TRANSACTION.

            It is the intention of the parties hereto that each Reorganization described herein shall be conducted separately of the others, and a party that is not a party to a Reorganization shall incur no obligations, duties or liabilities with respect to such Reorganization by reason of being a party to this Agreement. If any one or more Reorganizations should fail to be consummated, such failure shall not affect the other Reorganizations in any way.

            Provided that all conditions precedent to a Reorganization set forth herein have been satisfied as of the Closing Date (as defined below), and based on the representations and warranties each party provides to the others, each Target Entity and the Acquiring Entity agree to take the following steps with respect to their Reorganization(s), the parties to which and classes of shares to be issued in connection with which are set forth in Exhibit A:

      A. TRANSFER OF ASSETS. Upon satisfaction of the conditions precedent to a Reorganization set forth in Sections VII and VIII hereof, the Target Fund will convey, transfer and deliver to the Acquiring Fund at the closing, provided for in Section II hereof, all of the existing assets of the Target Fund (including accrued interest to the Closing Date (as defined below)), free and clear of all liens, encumbrances and claims whatsoever (the assets so transferred collectively being referred to as the "Assets").

      B. CONSIDERATION. In consideration thereof, the Acquiring Fund agrees that the Acquiring Fund at the closing will (i) deliver to the Target Fund, full and fractional shares of common stock, $0.001 par value per share, of each class of the Acquiring Fund that corresponds to the class of shares of the Target Fund, as set forth in Exhibit A, with an aggregate net asset value equal to the aggregate dollar value of the Assets net of any liabilities of the corresponding class of the Target Fund described in Section III.E. hereof (the "Liabilities") determined pursuant to Section III.A. of this Agreement (collectively, the "Acquiring Fund Shares") and (ii) assume all of the Liabilities of the Target Fund. The calculation of full and fractional Acquiring Fund Shares to be exchanged shall be carried out to no less than two (2) decimal places. All Acquiring Fund Shares delivered to the Target Fund in exchange for such Assets shall be delivered at net asset value without sales load, commission or other transactional fees being imposed.

II.   CLOSING OF THE TRANSACTION.

      A. CLOSING DATE. The closing of each Reorganization shall occur within ten (10) business days after the later of the receipt of all necessary regulatory approvals and the final adjournment of the meeting of shareholders of the applicable Target Fund at which this Agreement will be considered and approved, or such other date as the parties may

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

            mutually agree (the "Closing Date"). On the Closing Date, the Acquiring Fund shall deliver to the Target Fund the Acquiring Fund Shares in the amount determined pursuant to Section I.B. hereof and the Target Fund thereafter shall, in order to effect the distribution of such shares to the Target Fund shareholders, instruct the Acquiring Fund to register the pro rata interest in the Acquiring Fund Shares (in full and fractional shares) of each of the holders of record of shares of the Target Fund in accordance with their holdings of the corresponding class of the Target Fund, as set forth in Exhibit A, and shall provide as part of such instruction a complete and updated list of such holders (including addresses and taxpayer identification numbers), and the Acquiring Fund agrees promptly to comply with said instruction. The Acquiring Fund shall have no obligation to inquire as to the validity, propriety or correctness of such instruction, but shall assume that such instruction is valid, proper and correct.

III.  PROCEDURE FOR REORGANIZATION.

      A. VALUATION. With respect to each Reorganization, the value of the Assets and Liabilities of the Target Fund to be transferred and assumed, respectively, by the Acquiring Fund shall be computed as of 4:00 p.m. (New York time) on the business day immediately preceding the Closing Date, in the manner set forth in the most recent Prospectus and Statement of Additional Information of the Acquiring Fund (collectively, the "Acquiring Fund Prospectus"), copies of which have been delivered to the Target Fund.

      B. DELIVERY OF FUND ASSETS. he Assets shall be delivered to JPMorgan Chase Bank, N.A. or other custodian as designated by the Acquiring Fund (collectively the "Custodian") for the benefit of the Acquiring Fund, duly endorsed in proper form for transfer in such condition as to constitute a good delivery thereof, free and clear of all liens, encumbrances and claims whatsoever, in accordance with the custom of brokers, and shall be accompanied by all necessary state stock transfer stamps, if any, the cost of which shall be borne by the investment adviser to the Target Fund, with respect to Van Kampen Core Growth Fund and Van Kampen Global Growth Fund, and Van Kampen Equity Growth Fund.

      C. FAILURE TO DELIVER SECURITIES. If the Target Fund is unable to make delivery pursuant to Section III.B. hereof to the Custodian of any of the securities of the Target Fund then, in lieu of such delivery, the Target Fund shall deliver to the Custodian, with respect to said securities, executed copies of an agreement of assignment and due bills, together with such other documents as may be required by the Acquiring Fund or Custodian.

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

      D. SHAREHOLDER ACCOUNTS. The Acquiring Fund, in order to assist the Target Fund in the distribution of the Acquiring Fund Shares to the Target Fund shareholders after delivery of the Acquiring Fund Shares to the Target Fund, will establish pursuant to the request of the Target Fund an open account with the Acquiring Fund for each shareholder of the Target Fund and, upon request by the Target Fund, shall transfer to such accounts, the exact number of Acquiring Fund Shares then held by the Target Fund specified in the instruction provided pursuant to Section II hereof. The Acquiring Fund is not required to issue certificates representing Acquiring Fund Shares unless requested to do so by a shareholder. Upon liquidation or dissolution of the Target Fund, certificates representing shares of the Target Fund shall become null and void.

      E. LIABILITIES. The Liabilities shall include all of the Target Fund's liabilities, debts, obligations, and duties of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable at the Closing Date, and whether or not specifically referred to in this Agreement.

      F. EXPENSES. In the event that the Reorganization of Van Kampen Core Growth Fund into Advantage Portfolio is consummated, and the Reorganization of Van Kampen Global Growth Fund into Global Growth Portfolio is consummated, the expenses of each such Reorganization, including the costs of the special meeting of shareholders of each Target Fund, will be paid by Morgan Stanley Investment Management, Inc., the investment adviser to Advantage Portfolio and Global Growth Portfolio. In the event that the Reorganization of Van Kampen Equity Growth Fund into Equity Growth Portfolio is consummated, the expenses of such Reorganization, including the costs of the special meeting of shareholders of Van Kampen Equity Growth Fund, will be paid by Van Kampen Equity Growth Fund. In the event that the transactions contemplated herein are not consummated by reason of a Target Fund being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to the Target Fund's obligations specified in this Agreement), the Target Fund's only obligation hereunder shall be to reimburse the corresponding Acquiring Fund for all reasonable out-of-pocket fees and expenses incurred by the Acquiring Fund in connection with those transactions. The investment adviser to the Target Fund will reimburse the corresponding Acquiring Fund for any such amounts on behalf of the Target Fund. In the event the transactions contemplated herein are not consummated by reason of an Acquiring Fund being either unwilling or unable to go forward (other than by reason of the nonfulfillment or failure of any condition to the Acquiring Fund's obligations specified in this Agreement), the Acquiring Fund's only obligation hereunder shall be to reimburse the corresponding Target Fund for all reasonable out-of-pocket fees and expenses incurred by the Target

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

            Fund in connection with those transactions. The investment adviser to the Acquiring Fund will reimburse the corresponding Target Fund for any such amounts on behalf of the Acquiring Fund.

      G. DISSOLUTION. As soon as practicable after the Closing Date but in no event later than one year after the Closing Date, the Target Fund shall voluntarily dissolve and completely liquidate by taking, in accordance with the law in the state of its organization and federal securities laws, all steps as shall be necessary and proper to effect a complete liquidation and dissolution of the Target Fund. Immediately after the Closing Date, the share transfer books relating to the Target Fund shall be closed and no transfer of shares shall thereafter be made on such books.

IV.   REPRESENTATIONS AND WARRANTIES OF THE TARGET FUND.

      Each Target Entity on behalf of itself or, where applicable, a Target Fund hereby represents and warrants to the Acquiring Entity and its corresponding Acquiring Fund, which representations and warranties are true and correct on the date hereof, and agrees with the Acquiring Entity and its corresponding Acquiring Fund that:

      A. ORGANIZATION. The Target Fund is duly organized as a series of the Target Entity, and the Target Entity is in good standing, under the laws of the state of its organization and the Target Fund is duly authorized to transact business in the state of its organization. The Target Fund is qualified to do business in all jurisdictions in which it is required to be so qualified, except jurisdictions in which the failure to so qualify would not have a material adverse effect on the Target Fund. The Target Fund has all material federal, state and local authorizations necessary to own all of its properties and assets and to carry on its business as now being conducted, except authorizations which the failure to so obtain would not have a material adverse effect on the Target Fund.

      B. REGISTRATION. The Target Entity is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and such registration has not been revoked or rescinded. The Target Entity is in compliance in all material respects with the 1940 Act, and the rules and regulations thereunder with respect to its activities. All of the outstanding common shares of the Target Fund have been duly authorized and are validly issued, fully paid and nonassessable and not subject to pre-emptive or dissenters' rights.

      C. AUDITED FINANCIAL STATEMENTS. The statement of assets and liabilities and the portfolio of investments and the related statements of operations and changes in net assets of the Target Entity, with respect to its corresponding Target Fund, audited as of the most recently completed fiscal year, true and complete copies of which have been heretofore furnished to the Acquiring Fund, fairly represent the financial condition and the results of operations of the Target Fund as of and for their respective dates and periods in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved.

      D. FINANCIAL STATEMENTS. The Target Entity, on behalf of the corresponding Target Fund, shall furnish to the Acquiring Fund within five (5) business days after the Closing Date, an unaudited statement of assets and liabilities and the portfolio of investments and the related statements of operations and changes in net assets as of and for the interim period ending on the Closing Date; such financial statements will represent fairly the financial position and portfolio of investments and the results of the Target Fund's operations as of, and for the periods ending on, the dates of such statements in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved and the results of its operations and changes in financial position for the period then ended; and such financial statements shall be certified by the Treasurer of the Target Entity as complying with the requirements hereof.

      E. CONTINGENT LIABILITIES. There are, and as of the Closing Date will be, no contingent Liabilities of the Target Fund not disclosed in the financial statements delivered pursuant to Sections IV.C. and IV.D. which would materially affect the Target Fund's financial condition, and there are no legal, administrative, or other proceedings pending or, to the Target Entity's knowledge, threatened against the Target Fund which would, if adversely determined, materially affect the Target Fund's financial condition. All Liabilities were incurred by the Target Fund in the ordinary course of its business.

      F. MATERIAL AGREEMENTS. The Target Fund is in compliance with all material agreements, rules, laws, statutes, regulations and administrative orders affecting its operations or its assets; and except as referred to in the most recent Prospectus and Statement of Additional Information of the Target Fund (collectively, the "Target Fund Prospectus") there are no material agreements outstanding relating to the Target Fund to which the Target Fund is a party.

      G. STATEMENT OF EARNINGS. As promptly as practicable, but in any case no later than thirty (30) calendar days after the Closing Date, the Target Fund shall furnish the Acquiring Fund with a statement of the earnings and profits of the Target Fund within the meaning of the Code as of the Closing Date.

      H. TAX RETURNS. At the date hereof and on the Closing Date, all federal and other material tax returns and reports of the Target Fund required by

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

            law to have been filed by such dates shall have been filed, and all federal and other taxes shown thereon shall have been paid so far as due, or provision shall have been made for the payment thereof, and to the best of the Target Entity's knowledge no such return is currently under audit and no assessment has been asserted with respect to any such return.

      I. CORPORATE AUTHORITY. The Target Entity, on behalf of its corresponding Target Fund, has the necessary power to enter into this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Target Fund Board, and except for obtaining approval of the Target Fund shareholders, no other corporate acts or proceedings by the Target Fund are necessary to authorize this Agreement and the transactions contemplated herein. This Agreement has been duly executed and delivered by the Target Fund and constitutes a valid and binding obligation of the Target Fund enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally, or by general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law).

      J. NO VIOLATION; CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by the Target Entity, on behalf of its corresponding Target Fund, does not and will not (i) result in a material violation of any provision of the Target Entity's organizational documents, (ii) violate any statute, law, judgment, writ, decree, order, regulation or rule of any court or governmental authority applicable to the Target Entity, (iii) result in a material violation or breach of, or constitute a default under any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or obligation to which the Target Entity is subject, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Target Entity. Except as have been obtained, (i) no consent, approval, authorization, order or filing with or notice to any court or governmental authority or agency is required for the consummation by the Target Entity, on behalf of its corresponding Target Fund, of the transactions contemplated by this Agreement and (ii) no consent of or notice to any third party or entity is required for the consummation by the Target Entity, on behalf of its corresponding Target Fund, of the transactions contemplated by this Agreement.

      K. TITLE. On the Closing Date, the Target Fund will have good and marketable title to the Assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities whatsoever, other than a lien for taxes not yet due and payable, and full right, power and authority to sell, assign, transfer and deliver such Assets; upon delivery of such Assets, the Acquiring Fund will receive good and marketable title to such Assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities whatsoever, other than a lien for taxes not yet due and payable.

      L. PROSPECTUS/PROXY STATEMENT. The Acquiring Entity's Registration Statement on Form N-14 and the Prospectus/Proxy Statement contained therein, as of the effective date of such Registration Statement, and at all times subsequent thereto up to and including the Closing Date, as amended or as supplemented if it shall have been amended or supplemented, conform and will conform as they relate to the Target Fund, in all material respects, to the applicable requirements of the applicable federal securities laws and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder, and do not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representations or warranties in this Section IV.L. apply to statements or omissions made in reliance upon and in conformity with written information concerning the Acquiring Fund furnished to the Target Entity by the Acquiring Fund.

      M. TAX QUALIFICATION. The Target Fund has qualified as a regulated investment company within the meaning of Section 851 of the Code for each of its taxable years; and has satisfied the distribution requirements imposed by Section 852 of the Code for each of its taxable years.

      N. FAIR MARKET VALUE. The fair market value on a going concern basis of the Assets will equal or exceed the Liabilities to be assumed by the Acquiring Fund and those to which the Assets are subject.

      O. TARGET FUND LIABILITIES. Except as otherwise provided for herein, the Target Fund shall use reasonable efforts, consistent with its ordinary operating procedures, to repay in full any indebtedness for borrowed money and to discharge or reserve against all of the Target Fund's known debts, liabilities and obligations including expenses, costs and charges whether absolute or contingent, accrued or unaccrued.

V.    REPRESENTATIONS AND WARRANTIES OF THE ACQUIRING FUND.

      The Acquiring Entity, on behalf of the applicable Acquiring Fund, hereby represents and warrants to the corresponding Target Entity and Target Fund, which representations and warranties are true and correct on the date hereof, and agrees with the corresponding Target Entity and Target Fund that:

      A. ORGANIZATION. The Acquiring Fund is duly organized as a series of the Acquiring Entity, and in good standing under the laws of the state of its organization and is duly authorized to transact business in the state of

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            its organization. The Acquiring Fund is qualified to do business in all jurisdictions in which it is required to be so qualified, except jurisdictions in which the failure to so qualify would not have a material adverse effect on the Acquiring Fund. The Acquiring Fund has all material federal, state and local authorizations necessary to own all of its properties and assets and to carry on its business and the business thereof as now being conducted, except authorizations which the failure to so obtain would not have a material adverse effect on the Acquiring Fund.

      B. REGISTRATION. The Acquiring Entity is registered under the 1940 Act as an open-end management investment company and such registration has not been revoked or rescinded. The Acquiring Fund is in compliance in all material respects with the 1940 Act, and the rules and regulations thereunder with respect to its activities. All of the outstanding shares of common stock of the Acquiring Fund have been duly authorized and are validly issued, fully paid and non-assessable and not subject to pre-emptive or dissenters' rights.

      C. FINANCIAL STATEMENTS. The Acquiring Fund is, and will be on the Closing Date, a newly created series of the Acquiring Entity, without assets (other than seed capital) or liabilities, formed for the purpose of receiving the Assets and Liabilities of the Target Fund in connection with the Reorganization and, accordingly, the Acquiring Fund has not prepared books of account and related records or financial statements or issued any shares except those issued in a private placement to Morgan Stanley Investment Management Inc. or its affiliate to secure any required initial shareholder approvals;

      D. MATERIAL AGREEMENTS. The Acquiring Fund is in compliance with all material agreements, rules, laws, statutes, regulations and administrative orders affecting its operations or its assets; and, except as referred to in the current Prospectus of the Acquiring Fund there are no material agreements outstanding relating to the Acquiring Fund to which the Acquiring Fund is a party.

      E. CORPORATE AUTHORITY. The Acquiring Entity, on behalf of its corresponding Acquiring Fund, has the necessary power to enter into this Agreement and to consummate the transactions contemplated herein. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Acquiring Entity Board, no other corporate acts or proceedings by the Acquiring Fund are necessary to authorize this Agreement and the transactions contemplated herein. This Agreement has been duly executed and delivered by the Acquiring Fund and constitutes a valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or

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            similar laws affecting creditors' rights generally, or by general principals of equity (regardless of whether enforcement is sought in a proceeding at equity or law).

      F. NO VIOLATION; CONSENTS AND APPROVALS. The execution, delivery and performance of this Agreement by the Acquiring Entity, on behalf of its corresponding Acquiring Fund, does not and will not (i) result in a material violation of any provision of the Acquiring Fund's organizational documents, (ii) violate any statute, law, judgment, writ, decree, order, regulation or rule of any court or governmental authority applicable to the Acquiring Fund, (iii) result in a material violation or breach of, or constitute a default under any material contract, indenture, mortgage, loan agreement, note, lease or other instrument or obligation to which the Acquiring Fund is subject, or (iv) result in the creation or imposition or any lien, charge or encumbrance upon any property or assets of the Acquiring Fund. Except as have been obtained, (i) no consent, approval, authorization, order or filing with or notice to any court or governmental authority or agency is required for the consummation by the Acquiring Entity, on behalf of its corresponding Acquiring Fund, of the transactions contemplated by this Agreement and (ii) no consent of or notice to any third party or entity is required for the consummation by the Acquiring Entity, on behalf of its corresponding Acquiring Fund, of the transactions contemplated by this Agreement.

      G. ABSENCE OF PROCEEDINGS. There are no legal, administrative or other proceedings pending or, to its knowledge, threatened against the Acquiring Fund which would materially affect its financial condition.

      H. ACQUIRING FUND SHARES: REGISTRATION. The Acquiring Fund Shares to be issued pursuant to Section I hereof will be duly registered under the Securities Act of 1933, as amended (the "Securities Act"), and all applicable state securities laws.

      I. ACQUIRING FUND SHARES: AUTHORIZATION. The Acquiring Fund Shares to be issued pursuant to Section I hereof have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will not be subject to pre-emptive or dissenters' rights and will conform in all material respects to the description thereof contained in the Acquiring Fund's Prospectus furnished to the Target Fund.

      J. REGISTRATION STATEMENT. The Acquiring Entity's Registration Statement on Form N-14 and the Prospectus/Proxy Statement contained therein as of the effective date of such Registration Statement, and at all times subsequent thereto up to and including the Closing Date, as amended or as supplemented if they shall have been amended or supplemented, conforms and will conform, as they relate to the Acquiring

            Fund, in all material respects, to the applicable requirements of the applicable federal securities laws and the rules and regulations of the SEC thereunder, and do not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representations or warranties in this
            Section V apply to statements or omissions made in reliance upon and in conformity with written information concerning the Target Fund furnished to the Acquiring Entity by the Target Fund.

      K. TAX QUALIFICATION. The Acquiring Fund was formed for the purpose of the respective Reorganization and intends to elect to be a regulated investment company within the meaning of Section 851 of the Code. The Acquiring Fund will satisfy the requirements of Part I of Subchapter M of the Code to maintain qualification as a regulated investment company for its current taxable year. The Acquiring Fund has no earnings or profits accumulated in any taxable year in which the provisions of Subchapter M of the Code did not apply to it.

VI.   COVENANTS.

      During the period from the date of this Agreement and continuing until the Closing Date, with respect to each Reorganization, the Target Entity, on behalf of its corresponding Target Fund, and Acquiring Entity, on behalf of its corresponding Acquiring Fund, agree as follows (except as expressly contemplated or permitted by this Agreement):

      A. OTHER ACTIONS. The Target Fund and Acquiring Fund shall operate only in the ordinary course of business consistent with prior practice. No party shall take any action that would, or reasonably would be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect.

      B. GOVERNMENT FILINGS; CONSENTS. The Target Fund and Acquiring Fund shall file all reports required to be filed by the Target Fund and Acquiring Fund with the SEC between the date of this Agreement and the Closing Date and shall deliver to the other party copies of all such reports promptly after the same are filed. Except where prohibited by applicable statutes and regulations, each party shall promptly provide the other (or its counsel) with copies of all other filings made by such party with any state, local or federal government agency or entity in connection with this Agreement or the transactions contemplated hereby. Each of the Target Fund and the Acquiring Fund shall use all reasonable efforts to obtain all consents, approvals and authorizations required in connection with the consummation of the transactions contemplated by this Agreement and to make all necessary filings with the appropriate federal and state officials.

      C. PREPARATION OF THE REGISTRATION STATEMENT ON FORM N-14 AND THE PROSPECTUS/PROXY STATEMENT. In connection with the Registration Statement on Form N-14 and the Prospectus/Proxy Statement, each party hereto will cooperate with the other and furnish to the other the information relating to the Target Fund or Acquiring Fund, as the case may be, required by the Securities Act or the Securities Exchange Act of 1934 and the rules and regulations thereunder, as the case may be, to be set forth in such Registration Statement on Form N-14 or the Prospectus/Proxy Statement, as the case may be. The Target Entity shall promptly prepare for filing with the SEC the Prospectus/Proxy Statement and the Acquiring Entity shall promptly prepare and file with the SEC the Registration Statement, in which the Prospectus/Proxy Statement will be included as a prospectus. In connection with the Registration Statement, insofar as it relates to the Target Fund and its affiliated persons, the Acquiring Entity shall only include such information as is approved by the Target Entity for use in the Registration Statement. The Acquiring Entity shall not amend or supplement any such information regarding the Target Fund and such affiliates without the prior written consent of the Target Fund which consent shall not be unreasonably withheld or delayed. The Acquiring Entity shall promptly notify and provide the Target Fund with copies of all amendments or supplements filed with respect to the Registration Statement. The Acquiring Entity shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. The Acquiring Entity shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of the Acquiring Fund Shares in the transactions contemplated by this Agreement, and the Target Entity shall furnish all information concerning the Target Fund and the holders of the Target Fund's shares as may be reasonably requested in connection with any such action.

      D. ACCESS TO INFORMATION. During the period prior to the Closing Date, the Target Fund shall make available to the Acquiring Fund a copy of each report, schedule, registration statement and other document (the "Documents") filed or received by it during such period pursuant to the requirements of federal or state securities laws or federal or state banking laws (other than Documents which such party is not permitted to disclose under applicable law). During the period prior to the Closing Date, the Acquiring Fund shall make available to the Target Fund each Document pertaining to the transactions contemplated hereby filed or received by it during such period pursuant to federal or state securities laws or federal or state banking laws (other than Documents which such party is not permitted to disclose under applicable law).

      E. SHAREHOLDERS MEETING. The Target Entity shall call a meeting of the Target Fund shareholders to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement and the transactions contemplated herein, and shall furnish a copy of the Prospectus/Proxy Statement and form of proxy to each shareholder of the Target Fund as of the record date for such meeting. The Target Entity Board shall recommend to the Target Fund shareholders approval of this Agreement and the transactions contemplated herein, subject to fiduciary obligations under applicable law.

      F. COORDINATION OF PORTFOLIOS. The Target Fund and Acquiring Fund covenant and agree to coordinate the respective portfolios of the Target Fund and Acquiring Fund from the date of the Agreement up to and including the Closing Date in order that at Closing, when the Assets are added to the Acquiring Fund's portfolio, the resulting portfolio will meet the Acquiring Fund's investment objective, policies and restrictions, as set forth in the Acquiring Fund's Prospectus, a copy of which has been delivered to the Target Fund.

      G. DISTRIBUTION OF THE SHARES. At closing the Target Fund covenants that it shall cause to be distributed the Acquiring Fund Shares in the proper pro rata amount for the benefit of Target Fund's shareholders and such that the Target Fund shall not continue to hold amounts of said shares so as to cause a violation of Section 12(d)(1) of the 1940 Act. The Target Fund covenants further that, pursuant to Section III.G., it shall liquidate and dissolve as promptly as practicable after the Closing Date. The Target Fund covenants to use all reasonable efforts to cooperate with the Acquiring Fund and the Acquiring Fund's transfer agent in the distribution of said shares.

      H. BROKERS OR FINDERS. Except as disclosed in writing to the other party prior to the date hereof, each of the Target Fund and the Acquiring Fund represents that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each party shall hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person to be due or payable in connection with any of the transactions contemplated by this Agreement on the basis of any act or statement alleged to have been made by such first party or its affiliate.

      I. ADDITIONAL AGREEMENT. In case at any time after the Closing Date any further action is necessary or desirable in order to carry out the purposes of this Agreement, the proper directors, trustees and officers of each party to this Agreement shall take all such necessary action.

      J. PUBLIC ANNOUNCEMENTS. For a period of time from the date of this Agreement to the Closing Date, the Target Fund and the Acquiring Fund will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated herein and shall not issue any press release or make any public statement prior to such consultation, except as may be required by law.

      K. TAX STATUS OF REORGANIZATION. The intention of the parties is that the transaction will qualify as a reorganization within the meaning of Section 368(a) of the Code. Neither the Acquiring Fund nor the Target Fund shall take any action, or cause any action to be taken (including, without limitation, the filing of any tax return) that is inconsistent with such treatment or results in the failure of the transaction to qualify as a reorganization within the meaning of
            Section 368(a)(1)(F) of the Code. At or prior to the Closing Date, the Acquiring Fund and the Target Fund will take such action, or cause such action to be taken, as is reasonably necessary to enable Dechert LLP, counsel to the Acquiring Entity, to render the tax opinion required herein.

VII.  CONDITIONS TO OBLIGATIONS OF THE TARGET FUND.

      The obligations of the Target Entity, on behalf of the Target Fund, hereunder with respect to the consummation of each Reorganization are subject to the satisfaction of the following conditions, unless waived in writing by the Target Entity, on behalf of the Target Fund:

      A. SHAREHOLDER APPROVAL. With respect to Van Kampen Core Growth Fund and Van Kampen Global Growth Fund, this Agreement and the transactions contemplated herein shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of the Target Fund. With respect to Van Kampen Equity Growth Fund, this Agreement and the transactions contemplated herein shall have been approved by the affirmative vote of the lesser of: (1) more than 50% of the outstanding common shares of the Fund, or (2) 67% or more of the common shares of the Fund represented at the shareholder meeting if the holders of more than 50% of the outstanding common shares of the Fund are present or represented by proxy.

      B. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Each of the representations and warranties of the Acquiring Fund and the Acquiring Entity contained herein shall be true in all material respects as of the Closing Date, there shall have been no material adverse change in the financial condition, results of operations, business properties or assets of the Acquiring Fund as of the Closing Date, and the Target Fund shall have received a certificate of an authorized officer of the Acquiring Entity satisfactory in form and substance to the Target Fund so stating. The Acquiring Entity and the Acquiring Fund shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be so performed or complied with by it on or prior to the Closing Date.

      C. REGISTRATION STATEMENT EFFECTIVE. The Acquiring Entity's Registration Statement on Form N-14 shall have become effective and no stop orders under the Securities Act pertaining thereto shall have been issued.

      D. CLASS R SHARES REDEMPTION. All Class R Shares of each Acquired Fund, as applicable, shall have been redeemed.

      E. REGULATORY APPROVAL. All necessary approvals, registrations, and exemptions under federal and state securities laws shall have been obtained.

      F. ABSENCE OF CHANGES. As of the Closing Date, there shall have been no change in the business, results of operations, assets or financial condition or the manner of conducting the business of the Acquiring Fund, other than changes in the ordinary course of its business, which has had a material adverse effect on such business, results of operations, assets, financial condition or manner of conducting business.

      G. NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding by any state, local or federal government agency or entity seeking any of the foregoing be pending. There shall not have been any action taken or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which makes the consummation of the transactions contemplated by this Agreement illegal or which has a material adverse effect on business operations of the Acquiring Fund.

      H. TAX OPINION. The Target Entity shall have obtained an opinion from Dechert LLP, counsel for the Acquiring Entity, dated as of the Closing Date, addressed to the Target Entity, that absent a change of law or change of fact between the date of this Agreement and the Closing, the consummation of the transactions set forth in this Agreement comply with the requirements of a reorganization as described in Section 368(a)(1)(F) of the Code. In rendering such opinion, Dechert LLP may request and rely upon representations contained in certificates of officers of the Target

            Entity and others, and the officers of the Target Entity shall use their best efforts to make available such truthful certificates.

      I.    OPINION OF COUNSEL.

            1. The Target Entity shall have received the opinion of Dechert LLP, counsel for the Acquiring Entity, dated as of the Closing Date, addressed to the Target Entity substantially in the form and to the effect that:

                  (a) The Acquiring Entity is registered as an open-end, management investment company under the 1940 Act.

                  (b) The Agreement constitutes the valid and binding obligation of the Acquiring Entity on behalf of the Acquiring Fund, enforceable against it in accordance with its terms.

                  (c) Neither the execution, delivery or performance by the Acquiring Entity, on behalf of the Acquiring Fund, of the Agreement nor the compliance by the Acquiring Entity, on behalf of the Acquiring Fund, with the terms and provisions thereof will contravene any provision of any applicable law of the United States of America.

                  (d) No approval by any court, regulatory body, administrative agency or governmental body of the United States of America, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Agreement by the Acquiring Entity, on behalf of the Acquiring Fund, or the consummation by the Acquiring Entity, on behalf of the Acquiring Fund, of the transactions contemplated thereby.

            2. In addition, the Target Fund shall have received the opinion of Ballard Spahr LLP, Maryland counsel for the Acquiring Entity, dated as of the Closing Date, addressed to the Target Fund substantially in the form and to the effect that:

                  (a) The Acquiring Fund is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

                  (b) The Acquiring Fund has the requisite corporate power and authority under the Maryland General Corporation Law and its charter and bylaws, to own its properties and assets and to conduct its business as described in its charter and to enter into and perform its obligations under the Agreement.

                  (c) The execution and delivery of the Agreement by the Acquiring Fund have been duly authorized by all necessary corporate action on the part of the Acquiring Fund under its charter and bylaws and the Maryland General Corporation Law, and the Agreement has been duly executed and, to the knowledge of such counsel, delivered by the Acquiring Fund.

                  (d) The execution and delivery of the Agreement by the Acquiring Fund, and the consummation of the transactions contemplated thereby, do not and will not result in any violation of the provisions of the charter or bylaws of the Acquiring Fund or the Maryland General Corporation Law.

                  (e) No approval of any court, regulatory body, administrative agency or governmental body of the State of Maryland is required to be obtained by the Acquiring Fund under the Maryland General Corporation Law in connection with the execution, delivery and performance of the Agreement by the Acquiring Fund, except for such as have been obtained.

                  (f) The issuance of the Acquiring Fund Shares has been duly authorized by all necessary corporate action on the part of the Acquiring Fund, and when such Acquiring Fund Shares are issued and delivered by the Acquiring Fund as contemplated by the Agreement in exchange for the consideration therefor described in the Agreement, such Acquiring Fund Shares will be validly issued, fully paid and non-assessable, and the issuance of the Acquiring Fund Shares by the Acquiring Fund will not be subject to any pre-emptive or similar rights arising under the charter or bylaws of the Acquiring Fund or under the Maryland General Corporation Law.

      J. OFFICER CERTIFICATES. The Target Fund shall have received a certificate of an authorized officer of the Acquiring Entity, dated as of the Closing Date, certifying that the representations and warranties set forth in Section V are true and correct on the Closing Date, together with certified copies of the resolutions adopted by the Acquiring Entity Board.

VIII. CONDITIONS TO OBLIGATIONS OF ACQUIRING FUND.

      The obligations of the Acquiring Entity, on behalf of the Acquiring Fund, hereunder with respect to the consummation of the Reorganization are subject to the satisfaction of the following conditions, unless waived in writing by the Acquiring Entity, on behalf of the Acquiring Fund:

      A. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Each of the representations and warranties of the Target Entity and the Target Fund contained herein shall be true in all material respects as of the Closing Date, there shall have been no material adverse change in the financial condition, results of operations, business, properties or assets of the Target Fund as of the Closing Date, and the Acquiring Fund shall have received a certificate of an authorized officer of the Target Entity satisfactory in form and substance to the Acquiring Fund so stating. The Target Fund shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be so performed or complied with by them on or prior to the Closing Date.

      B. REGISTRATION STATEMENT EFFECTIVE. The Acquiring Entity's Registration Statement on Form N-14 shall have become effective and no stop orders under the Securities Act pertaining thereto shall have been issued.

      C. REGULATORY APPROVAL. All necessary approvals, registrations, and exemptions under federal and state securities laws shall have been obtained.

      D. ABSENCE OF CHANGES. As of the Closing Date, there shall not have been:

            1. any change in the business, results of operations, assets, or financial condition or the manner of conducting the business of the Target Fund, other than changes in the ordinary course of its business, or any pending or threatened litigation, which has had or may have a material adverse effect on such business, results of operations, assets, financial condition or manner of conducting business;

            2. issued by the Target Fund any option to purchase or other right to acquire shares of the Target Fund to any person other than subscriptions to purchase shares at net asset value in accordance with terms in the Target Fund Prospectus;

            3. any entering into, amendment or termination of any contract or agreement by the Target Fund, except as otherwise contemplated by this Agreement (and except with respect to the deferred compensation plan and the retirement plan applicable to the Target Entity Board);

            4. any indebtedness incurred, other than in the ordinary course of business, by the Target Fund for borrowed money or any commitment to borrow money entered into by the Target Fund;

            5.    any amendment of the Target Fund's organizational documents;
                  or

            6. any grant or imposition of any lien, claim, charge or encumbrance (other than encumbrances arising in the ordinary course of business with respect to covered options) upon any asset of the Target Fund other than a lien for taxes not yet due and payable.

      E. NO INJUNCTIONS OR RESTRAINTS: ILLEGALITY. No Injunction preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding by any state, local or federal government agency or entity seeking any of the foregoing be pending. There shall not have been any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated by this Agreement, which makes the consummation of the transactions contemplated by this Agreement illegal.

      F. TAX OPINION. The Acquiring Entity shall have obtained an opinion from Dechert LLP, counsel for the Acquiring Entity, dated as of the Closing Date, addressed to the Acquiring Entity, that absent a change of law or a change in fact between the date of this Agreement and the Closing, the consummation of the transactions set forth in this Agreement comply with the requirements of a reorganization as described in Section 368(a)(1)(F) of the Code. In rendering such opinion, Dechert LLP may request and rely upon representations contained in certificates of officers of the Acquiring Entity and others, and the officers of the Acquiring Entity shall use their best efforts to make available such truthful certificates.

      G.    OPINION OF COUNSEL.

            1. The Acquiring Entity shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden) counsel for each Target Entity, dated as of the Closing Date, addressed to the Acquiring Entity, substantially in the form and to the effect that:

                  (a) The Target Entity is registered as an open-end, management investment company under the 1940 Act.

                  (b) Neither the execution, delivery or performance by the Target Entity, on behalf of the Target Fund, of the Agreement nor the compliance by the Target Entity, on behalf of the Target Fund, with the terms and provisions thereof will contravene any provision of any applicable law of the United States of America.

                  (c) No approval by any court, regulatory body, administrative agency or governmental body of the United States of America, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with, the execution or delivery of the Agreement by the Target Entity, on behalf of the Target Fund, or the enforceability of the Agreement against the Target Entity, on behalf of the Target Fund, in connection with the opinion.

            2. The Acquiring Fund shall have received the opinion of Skadden, Delaware counsel for Van Kampen Equity Trust II, on behalf of Van Kampen Core Growth Fund, and Van Kampen Equity Trust, on behalf of Van Kampen Global Growth Fund, dated as of the Closing Date, addressed to the Acquiring Fund substantially in the form and to the effect that:

                  (a) The Target Fund is a statutory trust validly existing and in good standing under the laws of the State of Delaware.

                  (b) The Target Fund has the statutory trust power and authority to execute, deliver and perform its obligations under the Agreement and the applicable laws of the State of Delaware.

                  (c) The Agreement constitutes the valid and binding obligation of the Target Entity, on behalf of the Target Fund, enforceable against the Target Entity in accordance with its terms under the applicable laws of the State of Delaware.

                  (d) The execution and delivery of the Agreement and the consummation by the Target Fund of the transactions contemplated thereby have been duly authorized by all requisite statutory trust action on the part of the Target Fund under the applicable laws of the State of Delaware. The Agreement has been duly executed and, to the knowledge of such counsel, delivered by the Target Fund under the applicable laws of the State of Delaware.

            3. In addition, the Acquiring Entity shall have received the opinion of Ballard Spahr LLP, Maryland counsel for Van Kampen Series Fund, Inc., on behalf of Van Kampen Equity Growth Fund, dated as of the Closing Date, addressed to the Acquiring Fund substantially in the form and to the effect that:

                  (a) The Target Fund is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

                  (b) The Target Fund has the requisite corporate power and authority under the Maryland General Corporation Law and its charter and bylaws, to own its properties and assets and to conduct its business as described in its charter and to enter into and perform its obligations under the Agreement.

                  (c) The execution and delivery of the Agreement by the Target Fund have been duly authorized by all necessary corporate action on the part of the Target Fund under its charter and bylaws and the Maryland General Corporation Law, and the Agreement has been duly executed and, to the knowledge of such counsel, delivered by the Target Fund.

                  (d) The Agreement constitutes the valid and binding obligation of the Target Entity, on behalf of the Target Fund, enforceable against the Target Entity in accordance with its terms under the applicable laws of the State of Maryland.

                  (e) The execution and delivery of the Agreement by the Target Fund, and the consummation of the transactions contemplated thereby, do not and will not result in any violation of the provisions of the charter or bylaws of the Target Fund or the Maryland General Corporation Law.

                  (f) No approval of any court, regulatory body, administrative agency or governmental body of the State of Maryland is required to be obtained by the Target Fund under the Maryland General Corporation Law in connection with the execution, delivery and performance of the Agreement by the Target Fund, except for such as have been obtained.

      H. SHAREHOLDER LIST. The Target Entity, on behalf of the Target Fund, shall have delivered to the Acquiring Fund an updated list of all shareholders of the Target Fund, as reported by the Target Fund's transfer agent, as of one (1) business day prior to the Closing Date with each shareholder's respective holdings in the Target Fund, taxpayer identification numbers, Form W9 and last known address.

      I. OFFICER CERTIFICATES. The Acquiring Fund shall have received a certificate of an authorized officer of the Target Entity, dated as of the Closing Date, certifying that the representations and warranties set forth in Section IV are true and correct on the Closing Date, together with certified copies of the resolutions adopted by the Target Entity Board and Target Fund shareholders.

IX.   AMENDMENT, WAIVER AND TERMINATION.

      A. The parties hereto may, by agreement in writing authorized by their respective Boards, amend this Agreement at any time before or after approval thereof by the shareholders of the Target Fund; provided, however, that after receipt of Target Fund shareholder approval, no amendment shall be made by the parties hereto which substantially changes the terms of Sections I, II and III hereof without obtaining Target Fund's shareholder approval thereof.

      B. At any time prior to the Closing Date, either of the parties may by written instrument signed by it (i) waive any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the covenants or conditions made for its benefit contained herein. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

      C. This Agreement may be terminated, and the transactions contemplated herein may be abandoned with respect to one or more (or all) Reorganizations at any time prior to the Closing Date:

            1. by the consent of the Target Entity Board and the Acquiring Entity Board;

            2. by the Target Fund, if the Acquiring Fund breaches in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement;

            3. by the Acquiring Fund, if the Target Fund breaches in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement;

            4. by either the Target Fund or the Acquiring Fund, if the Closing has not occurred on or prior to December 31, 2010 (provided that the rights to terminate this Agreement pursuant to this subsection C.(4) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the closing to occur on or before such date);

            5. by the Acquiring Fund in the event that: (a) all the conditions precedent to the Target Fund's obligation to close, as set forth in Section VII of this Agreement, have been fully satisfied (or can be fully satisfied at the Closing); (b) the Acquiring Fund gives the Target Fund written assurance of its intent to close irrespective of the satisfaction or nonsatisfaction of all conditions precedent to the Acquiring Fund's obligation to close, as set forth in Section VIII of this Agreement; and (c) the Target Fund then fails or refuses to close within the earlier of five (5) business days or December 31, 2010; or

            6. by the Target Fund in the event that: (a) all the conditions precedent to the Acquiring Fund's obligation to close, as set forth in Section VIII of this Agreement, have been fully satisfied (or can be fully satisfied at the Closing); (b) the Target Fund gives the Acquiring Fund written assurance of its intent to close irrespective of the satisfaction or nonsatisfaction of all the conditions precedent to the Target Fund's obligation to close, as set forth in Section VII of this Agreement; and (c) the Acquiring Fund then fails or refuses to close within the earlier of five (5) business days or December 31, 2010.

X.    REMEDIES.

      In the event of termination of this Agreement by either or both of the Target Fund and Acquiring Fund pursuant to Section IX.C., written notice thereof shall forthwith be given by the terminating party to the other party hereto, and this Agreement shall therefore terminate and become void and have no effect, and the transactions contemplated herein and thereby shall be abandoned, without further action by the parties hereto.

XI.   SURVIVAL OF WARRANTIES AND INDEMNIFICATION.

      A. SURVIVAL. The representations and warranties included or provided for herein, or in the schedules or other instruments delivered or to be delivered pursuant hereto, shall survive the Closing Date for a three (3) year period except that any representation or warranty with respect to taxes shall survive for the expiration of the statutory period of limitations for assessments of tax deficiencies as the same may be extended from time to time by the taxpayer. The covenants and agreements included or provided for herein shall survive and be continuing obligations in accordance with their terms. The period for which a representation, warranty, covenant or agreement survives shall be referred to hereinafter as the "Survival Period." Notwithstanding anything set forth in the immediately preceding sentence, the right of the Acquiring Fund and the Target Fund to seek indemnity pursuant to this Agreement shall survive for a period of ninety (90) days beyond the expiration of the Survival Period of the representation, warranty, covenant or agreement upon which indemnity is sought. In no event shall the Acquiring Fund or the Target Fund be obligated to indemnify the other if indemnity is not sought within ninety (90) days of the expiration of the applicable Survival Period.

      B. INDEMNIFICATION. Each party (an "Indemnitor") shall indemnify and hold the other and its directors, trustees, officers, agents and persons controlled by or controlling any of them (each an "Indemnified Party") harmless from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, deficiencies, taxes, assessments, charges, costs and expenses of any nature whatsoever (including reasonable attorneys' fees), including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by such Indemnified Party in connection with the defense or disposition of any claim, action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnified Party may be or may have been involved as a party or otherwise or with which such Indemnified Party may be or may have been threatened (collectively, the "Losses") arising out of or related to any claim of a breach of any representation, warranty or covenant made herein by the Indemnitor, provided, however, that no Indemnified Party shall be indemnified hereunder against any Losses arising directly from such Indemnified Party's (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of such Indemnified Party's position.

      C. INDEMNIFICATION PROCEDURE. The Indemnified Party shall use its best efforts to minimize any liabilities, damages, deficiencies, claims, judgments, assessments, costs and expenses in respect of which indemnity may be sought hereunder. The Indemnified Party shall give written notice to the Indemnitor within the earlier of ten (10) days of receipt of written notice to the Indemnified Party or thirty (30) days from discovery by the Indemnified Party of any matters which may give rise to a claim for indemnification or reimbursement under this Agreement. The failure to give such notice shall not affect the right of the Indemnified Party to indemnity hereunder unless such failure has materially and adversely affected the rights of the Indemnitor; provided that in any event such notice shall have been given prior to the expiration of the Survival Period. At any time after ten (10) days from the giving of such notice, the Indemnified Party may, at its option, resist, settle or otherwise compromise, or pay such claim unless it shall have received notice from the Indemnitor that the Indemnitor intends, at the Indemnitor's sole cost and expense, to assume the defense of any such matter, in which case the Indemnified Party shall have the right, at no cost or expense to the Indemnitor, to participate in such defense. If the Indemnitor does not assume the defense of such matter, and in any event until the Indemnitor states in writing that it will assume the defense, the Indemnitor shall pay all costs of the Indemnified Party arising out of the defense until the defense is assumed; provided, however, that the Indemnified Party shall consult with the Indemnitor and obtain the Indemnitor's prior written consent to any payment or settlement of any such claim. The Indemnitor shall keep the Indemnified Party fully apprised at all times as to the status of the defense. If the Indemnitor does not assume the defense, the Indemnified Party shall keep Indemnitor apprised at all times as to the status of the defense. Following indemnification as provided for hereunder, the Indemnitor shall be subrogated to all rights of the Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.

XII.  SURVIVAL.

      The provisions set forth in Sections X, XI and XVI hereof shall survive the termination of this Agreement for any cause whatsoever.

XIII. NOTICES.

      All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally or sent by registered mail or certified mail, postage prepaid. Notice to the Target Entity, with respect to its corresponding Target Fund shall be addressed to the Target Entity c/o Van Kampen Asset Management, 522 Fifth Avenue, New York, New York 10036, Attention:
General Counsel, or at such other address as the Target Entity may designate by written notice to the Acquiring Entity. Notice to the Acquiring Entity, with respect to its corresponding Acquiring Fund shall be addressed to the Acquiring Fund c/o Morgan Stanley Investment Management, 522 Fifth Avenue, New York, New York 10036, Attention: General Counsel, or at such other address and to the attention of such other person as the Acquiring Entity may designate by written notice to the Target Entity. Any notice shall be deemed to have been served or given as of the date such notice is delivered personally or mailed.

XIV.  SUCCESSORS AND ASSIGNS.

      This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Agreement shall not be assigned by any party without the prior written consent of the other party hereto.

XV.   BOOKS AND RECORDS.

      The Target Fund and the Acquiring Fund agree that copies of the books and records of the Target Fund relating to the Assets including, but not limited to, all files, records, written materials (e.g., closing transcripts, surveillance files and credit reports) shall be delivered by the Target Fund to the Acquiring Fund on or prior to the Closing Date. In addition to, and without limiting the foregoing, the Target Fund and the Acquiring Fund agree to take such action as may be necessary in order that the Acquiring Fund shall have reasonable access to such other books and records as may be reasonably requested, all for three
(3) complete fiscal and tax years after the Closing Date; namely, general ledgers, journal entries, voucher registers, distribution journals, payroll registers, monthly balance owing reports, income tax returns, tax depreciation schedules, and investment tax credit basis schedules.

XVI.  GENERAL.

      This Agreement supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the Agreement between the parties and may not be amended, modified or changed, or terminated orally. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by the Target Fund and Acquiring Fund and delivered to each of the parties hereto. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is for the sole benefit of the parties hereto, and nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without regard to principles of conflicts or choice of law.

      IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first written above.

                                        MORGAN STANLEY INSTITUTIONAL FUND INC.,
                                        ON BEHALF OF ITS SERIES IDENTIFIED ON
                                        EXHIBIT A HERETO

                                        ----------------------------------------
                                        Name: Randy Takian
                                        Title: President

ATTEST:

/s/ Mary E. Mullin
-------------------------
Name: Mary E. Mullin
Title: Secretary

                                        VAN KAMPEN EQUITY TRUST II,
                                        ON BEHALF OF VAN KAMPEN CORE
                                        GROWTH FUND

                                        /s/ Edward C. Wood III
                                        ----------------------------------------
                                        Name: Edward C. Wood III
                                        Title: President and Principal Executive
                                        Officer

ATTEST:

/s/ Joanne Antico
---------------------------
Name: Joanne Antico
Title: Assistant Secretary

                                        VAN KAMPEN SERIES FUND, INC., ON BEHALF
                                        OF VAN KAMPEN EQUITY GROWTH FUND

                                        /s/ Edward C. Wood III
                                        ----------------------------------------
                                        Name: Edward C. Wood III
                                        Title: President and Principal Executive
                                        Officer

ATTEST:

/s/ Joanne Antico
------------------------------
Name: Joanne Antico
Title: Assistant Secretary

                                        VAN KAMPEN EQUITY TRUST, ON BEHALF OF
                                        VAN KAMPEN GLOBAL GROWTH FUND

                                        /s/ Edward C. Wood III
                                        ----------------------------------------
                                        Name: Edward C. Wood III
                                        Title: President and Principal Executive
                                        Officer

ATTEST:

/s/ Joanne Antico
------------------------------
Name: Joanne Antico
Title: Assistant Secretary

                                    EXHIBIT A

                            CHART OF REORGANIZATIONS

     TARGET FUND (AND SHARE CLASSES) AND TARGET                              CORRESPONDING ACQUIRING FUND (AND
                       ENTITY                                               SHARE CLASSES) AND ACQUIRING ENTITY
Van Kampen Core Growth Fund, a series of Van Kampen                         Advantage Portfolio, a series of Morgan
Equity Trust II                                                             Stanley Institutional Fund, Inc.

         CLASS A                                            -->                CLASS H
         CLASS B
         CLASS C                                            -->                CLASS L
         CLASS I                                            -->                CLASS I

     TARGET FUND (AND SHARE CLASSES) AND TARGET                              CORRESPONDING ACQUIRING FUND (AND
                       ENTITY                                               SHARE CLASSES) AND ACQUIRING ENTITY
Van Kampen Equity Growth Fund, a series of Van                              Equity Growth Portfolio, a series of Morgan
Kampen Series Fund, Inc.                                                    Stanley Institutional Fund, Inc.

         CLASS A                                            -->                CLASS H
         CLASS B
         CLASS C                                            -->                CLASS L
         CLASS I                                            -->                CLASS I

     TARGET FUND (AND SHARE CLASSES) AND TARGET                              CORRESPONDING ACQUIRING FUND (AND
                       ENTITY                                               SHARE CLASSES) AND ACQUIRING ENTITY
Van Kampen Global Growth Fund, a series of Van                              Global Growth Portfolio, a series of
Kampen Equity Trust                                                         Morgan Stanley Institutional Fund, Inc.

         CLASS A                                            -->                CLASS H
         CLASS B
         CLASS C                                            -->                CLASS L
         CLASS I                                            -->                CLASS I

                                       A-1